EXHIBIT 21

Washington Group International, Inc. Subsidiaries

Company Name	Jurisdiction
21st Century Rail Corporation	Delaware
Badger Energy Inc.	Delaware
Badger Middle East, Inc.	Delaware
Badger-SMAS Ltd.	Saudi Arabia
Broadway Insurance Company, Ltd.	Bermuda
CH2M-WG Idaho, LLC	Idaho
Catalytic Servicios C.A.	Venezuela
Constructora MK de Mexico, S.A. de C.V.	Mexico
Cosa-United C.A.	Venezuela
Dulles Transit Partners, LLC	Virginia
Ebasco International Corporation	Delaware
Energy Overseas International Inc.	Delaware
FD/MK Limited Liability Company	Delaware
GIBSIN Engineers, Ltd	Taiwan, R.O.C.
Global Energy Services LLC	Delaware
Hampton Roads Public-Private Development, LLC	Virginia
Harbert-Yeargin Inc	Delaware
Johnson Controls Northern New Mexico, LLC	New Mexico
Leasing Corporation (The)	Nevada
Los Alamos National Security, LLC	Delaware
MK Aviation Services, Inc.	Nevada
MK Engineers and Contractors, S.A. de C.V.	Mexico
MK Nevada LLC	Nevada
MKF Facilities Management Ltd.	Ireland
MKK Leasing General Partnership	Nevada
Mibrag B.V.	Netherlands
Middle East Holdings Limited	Colorado
Mitteldeutsche Braunkohlengesellschaft mbH	Germany
Morrison Knudsen Engenharia S.A.	Brazil
Morrison Knudsen Fort Knox Project Limited, L.L.C.	Ohio
Morrison Knudsen MISR LLC, a Limited Liability Company	Egypt
Morrison Knudsen Peru Services S.A.	Peru
Morrison Knudsen Peru Sociedad de Responsabilidad Limitada	Peru
Morrison Knudsen Umwelt GmbH	Germany
Morrison Knudsen Venezuela, S.A.	Venezuela
National Projects, Inc.	Nevada
PT Morrison Knudsen Indonesia	Indonesia
PT Power Jawa Barat	Indonesia

Company Name	Jurisdiction
Parkway Group LLC	Georgia
Platte River Constructors, Ltd.	Ohio
Pomeroy Corporation	California
Ralph Tyler Services, Ltd.	Ohio
Raytheon Engineers & Constructors Germany GmbH	Germany
Raytheon Engineers & Constructors Italy S.r.L.	Italy
Raytheon-Ebasco Overseas Ltd.	Delaware
Rocky Mountain Remediation Services LLC	Colorado
Rust Constructors Inc.	Delaware
Rust Constructors Puerto Rico, Inc.	Nevada
Safe Sites of Colorado L.L.C.	Delaware
Shanghai EBASCO/ECEPDI Engineering Corporation	China
Steam Generating Team LLC, (The)	Ohio
THOR Treatment Technologies, LLC	Delaware
Targhee Overseas Services LLC	Delaware
United Engineers Far East, Ltd.	Delaware
United Engineers International, Inc.	Pennsylvania
United Mid East Saudi Arabia	Saudi Arabia
United Mid-East, Inc.	Delaware
W.Z.S. Limited	England
WGCI, Inc.	Delaware
WGI Asia Pacific Pte. Ltd.	Singapore
WGI Asia, Inc.	Delaware
WGI Global Inc.	Nevada
WGI Industrial Services, Ltd.	Ohio
WGI Middle East (UK) Ltd.	United Kingdom
WGI Middle East Inc.	Nevada
WGI Netherlands B.V.	Netherlands
WSMS Mid-America LLC	Delaware
WSMS-MK LLC	Tennessee
Washington ACE LLP	United Kingdom
Washington Architects, LLC	Delaware
Washington Closure Company LLC	Washington
Washington Closure Hanford LLC	Delaware
Washington Construction Corporation	Montana
Washington Demilitarization Company, LLC	Delaware
Washington E & C Limited	United Kingdom
Washington E&C Romania S.R.L.	Romania
Washington Earth Tech Disposal Cell (WEDC) LLC	Tennessee
Washington Electrical, Inc.	Nevada
Washington Engineering Quality Services Corporation	Delaware
Washington Engineers LLP	Puerto Rico
Washington Engineers PSC	Puerto Rico

Company Name	Jurisdiction
Washington Enterprises Emirates LLC	United Arab Emirates
Washington Group (Malaysia) Sdn Bhd	Malaysia
Washington Group Argentina, Inc.	Nevada
Washington Group BWXT Operating Services, LLC	Delaware
Washington Group Bolivia S.R.L.	Bolivia
Washington Group Deutschland GmbH	Germany
Washington Group Engineering Consulting (Shanghai) Co., Ltd.	China
Washington Group Industrial GmbH	Germany
Washington Group International Hungary Kft	Hungary
Washington Group International Trading (Shanghai) Co., Ltd.	China
Washington Group International do Brasil Ltda.	Brazil
Washington Group International, Inc. (an Ohio corporation)	Ohio
Washington Group Ireland Ltd.	Delaware
Washington Group Latin America, Inc.	Delaware
Washington Group NTS LLC	Delaware
Washington Group Northern Ltd.	Canada
Washington Group Polska Sp. z o.o.	Poland
Washington Group Romania S.R.L.	Romania
Washington Infrastructure Corporation	New York
Washington Infrastructure Services, Inc.	Colorado
Washington International B.V.	Netherlands
Washington International Holding Limited	United Kingdom
Washington International, Inc.	Nevada
Washington International, LLC	Delaware
Washington Midwest LLC	Ohio
Washington Ohio Services LLC	Nevada
Washington Quality Inspection Company	Delaware
Washington Quality Programs Company	Delaware
Washington Safety Management Solutions LLC	Delaware
Washington Savannah River Company LLC	Delaware
Washington Senggara Sdn Bhd	Malaysia
Washington Services (Thailand) Ltd.	Thailand
Washington TRU Solutions LLC	New Mexico
Washington Zander Global Services GmbH	Germany
Washington-Catalytic, Inc.	Delaware
Washington-Framatome ANP DE&S Decontamination & Decommissioning, LLC	New Mexico
West Valley Nuclear Services Company LLC	Delaware
Westinghouse Government Environmental Services Company LLC	Delaware
Westmoreland Resources, Inc.	Delaware
Wisconsin Power Constructors, LLC	Wisconsin